Exhibit (k) Opinion and Consent of Counsel.

[MASSMUTUAL LETTERHEAD APPEARS HERE]

April 27, 2009

MML Bay State Life Insurance Company

1295 State Street

Springfield, MA 01111

RE:	MML Bay State Life Insurance Company and its MML Bay State Variable Life Separate Account I
Post-Effective Amendment No. 17 to Registration Statement filed on Form N-6, File No. 033-82060
Prospectus Title: Variable Life Select

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 17 to the above-referenced Registration Statement under the Securities Act of 1933 for MML Bay State Life Insurance Company’s (“MML Bay State”) Variable Life Select Insurance Policies (the “Policies”). MML Bay State Variable Life Separate Account I issues the Policies.

As an attorney for Massachusetts Mutual Life Insurance Company, the parent company for MML Bay State, I provide legal advice to MML Bay State in connection with the operation of its variable products. In such role, I am familiar with this Post-Effective Amendment for the Policies. In so acting, I have made such examination of the law and examined or supervised the examination of such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, I am of the following opinion:

1.	MML Bay State is a valid and subsisting corporation, organized and operated under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.

2.	MML Bay State Variable Life Separate Account I is a separate account validly established and maintained by MML Bay State in accordance with Connecticut law.

3.	The Policy, when properly issued, is a legal and binding obligation of MML Bay State, enforceable in accordance with its terms.

I hereby consent to the use of this opinion as an exhibit to this Post-Effective Amendment.

Very truly yours,

/s/ John E. Deitelbaum
John E. Deitelbaum
Corporate Vice President, Associate General Counsel & Assistant Secretary
Massachusetts Mutual Life Insurance Company